UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release dated October 7, 2008, by the Company, titled “Biovest Announces BiovaxID® Anti-Cancer Vaccine Prolongs Cancer-Free Survival by 44%”. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID®, AutovaxID™, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials, the intent to treat analysis, accelerated approval and all aspects of the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: October 7, 2008

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 7, 2008 titled, “Biovest Announces BiovaxID(R) Anti-Cancer Vaccine Prolongs Cancer-Free Survival by 44%”.

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Exhibit 99.1

Biovest Announces BiovaxID® Anti-Cancer Vaccine

Prolongs Cancer-Free Survival by 44%

- Company Closes Phase 3 Fast-Tracked Clinical Trial

- Will Petition to Offer All Study Patients Treatment with BiovaxID

- Intends to Seek Approval in the U.S. and Internationally

TAMPA, FLORIDA – October 7, 2008 – Biovest International, Inc. (OTCBB: BVTI), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI), today provided an update on its personalized, anti-cancer vaccine, BiovaxID®, including reporting clinically and statistically significant data from its randomized controlled pivotal Phase 3 Fast-Tracked clinical trial for the treatment of indolent follicular non-Hodgkin’s lymphoma, an often fatal blood cancer. After a recent meeting with the FDA, the Company closed the clinical trial, unblinded the patients, and analyzed the disease-free survival in both arms through June 30, 2008. The Company has committed to provide the FDA with a detailed clinical report based on this end-of-study data, including statistical analysis, prior to the next meeting in order to discuss a petition to treat all patients in the clinical trial with BiovaxID and to seek Accelerated Approval under subpart E. Originally, the study was intended to follow patients in both arms after unblinding for the purpose of determining overall survival, but based on the trial results, the Company now believes that it would be unethical to withhold BiovaxID from control patients, and that the study, therefore, is closed. Beyond the Company’s U.S. strategy, Biovest disclosed plans regarding preparations to seek approvals in Europe (EU and select non-EU countries), Asia and Australia.

BiovaxID Summary Results for End of Study:

Enrollment was for newly diagnosed patients with follicular non-Hodgkin’s lymphoma. Randomization required that patients achieve a complete clinical remission (CR or CRu) following chemotherapy. Both arms of the clinical trial are well-balanced in terms of stage and degree of malignancy and in terms of patient characteristics at enrollment and randomization. The intent-to-treat (ITT) analysis from the point of randomization for all patients in the trial who received at least one dose of BiovaxID or control vaccination (n=117; 2:1 ratio of BiovaxID versus control) showed that the median duration of complete remission in the BiovaxID arm of the study was 44.2 months which is clinically and statistically significant compared to the control arm, median duration of cancer-free survival of 30.6 months. BiovaxID prolonged the cancer-free survival by 13.6 months or 44% (p-value = 0.045; HR = 1.6) with a median follow up of 56.6 months (range 12.6 to 89.3 months).

The time point at which the difference in disease-free survival between the two arms was greatest was approximately 36 months. At 36 months, 61% of BiovaxID patients and 37% of control patients were cancer-free, meaning that BiovaxID patients were 65% more likely to be cancer-free than were the control patients (p-value = 0.023; HR = 1.9). The Company believes that the data suggests that this might be an optimal time for supplemental booster shots, expected to further enhance the maintenance of clinical remissions.

With regards to safety, there was not a single serious adverse event that was definitely ascribed to BiovaxID.

According to study investigator, Dr. Christopher Flowers, these results herald a new era of personalized medicines in targeting cancers. “I am impressed that these results for BiovaxID represent a breakthrough for the treatment of non-Hodgkin’s lymphoma and ultimately for many other kinds of B-cell blood cancers.” Dr. Flowers serves as Assistant Professor of Hematology and Oncology at Winship Cancer Institute at the Emory University School of Medicine. He also directs the Lymphoma Clinic at Emory and is a past recipient of the clinical and translational research awards that provide grant funding for exciting new research in hematology.

Biovest’s Chairman and CEO, Dr. Steven Arikian, commented on the Company’s plans to seek U.S. and international approvals for BiovaxID, “We believe that these strongly positive clinical results make it unethical to continue the trial as originally designed. In particular, we believe that we should offer BiovaxID to patients in the control arm who have not relapsed yet, and to patients in both arms who have relapsed but who can achieve another complete remission. Accordingly, we will be seeking a petition to treat these patients with BiovaxID and to file for Accelerated Approval in the U.S. Moreover, based on the data at 36 months, we believe that BiovaxID patients in complete remission post-vaccination should be getting booster shots at about this time frame to maximize their chances of maintaining complete remissions. We are preparing to make submissions with the European Medicines Agency (EMEA) related to the approval process for the European Union (EU), as well regulatory agencies in select European nations (non-EU), Australia, and select Asian countries.”

A Unique Approach to Immunotherapy Targeting B-Cell Blood Cancers

B-cells (a type of white blood cell or lymphocyte) are a vital part of the human immune system, as they produce antibodies that seek out and bind to foreign substances in the body. In lymphoma, as cancerous B-cells grow and multiply unrestrained, each malignant B-cell expresses a unique idiotype or biomarker on the cell’s surface, specific to each patient. Researchers at Stanford University and the National Cancer Institute originally developed BiovaxID as a personalized, therapeutic vaccine capable of selectively targeting only cancerous B-cells, while sparing healthy cells. This is achieved by using the idiotype obtained from a sample of the patient’s tumor by biopsy, and through proprietary bioengineering techniques in a patented cell line, a patient-specific vaccine is created that stimulates the immune system by recruiting a patient’s T-cells (immune cells that kill cancerous cells) to seek out and destroy only the diseased B-cells. Unlike other failed cancer vaccine therapies that attempted to target lymphoma, BiovaxID is the only hybridoma (fusion of human lymphocyte with cancer cell) anti-cancer vaccine that consists of a high-fidelity copy of the complete idiotype, believed to be critical in mounting a full and complete immune response against the cancer, as well as “training” the immune system to maintain continuous response if cancerous cells were to return.

BiovaxID Fast-Tracked Phase 3 Study Description:

Patients with Stage III-IV follicular lymphoma and tumor > 2 cm (Stage II allowed if tumor > 5 cm), previously untreated by other than local radiation, provided tumor material by tissue biopsy for production of BiovaxID conjugated to the immunogenic protein KLH. After completing PACE chemotherapy and achieving a complete remission, patients who achieved remission were randomized to the active treatment arm and, after a six month waiting period to reconstitute the immune system, received a series of 5 BiovaxID vaccinations (over 6 months) accompanied by the immune stimulant GM-CSF. Patients randomized to the control arm received a time-matched series of KLH injections also accompanied by the immune stimulant GM-CSF. Patients were subsequently studied to observe their immune responses both to the non-specific control immune stimulating agents and for their immune response to BiovaxID.

The primary objective of this trial was to confirm the safety and efficacy of BiovaxID assessed by significant prolongation of clinical disease-free survival following BiovaxID immunization with GM-CSF in follicular lymphoma patients achieving complete remission with standard dose chemotherapy, when compared to disease-free survival following administration of KLH and CM-CSF (control). The Company believes this primary objective was successfully achieved based on analysis of vaccinated patients.

Biovest expects to publish the final comprehensive results in a peer-reviewed scientific publication and present at key oncology conferences.

DMC Recommends that BiovaxID Trial Be Halted Early:

In April 2008, the independent Data Monitoring Committee (DMC), which is vested with the responsibility of monitoring the safety and efficacy of the BiovaxID Phase 3 trial, completed a closed session review of the unblinded results, including the primary endpoint analysis based on the intent-to-treat analysis of disease-free survival for the two arms of the study from the point of randomization for those patients who had received at least one dose of BiovaxID or control vaccine. Based on such, the DMC recommended that the trial be halted early. Accordingly, Biovest halted enrollment and identified that it is the treatment arm that is achieving statistically and clinically significant improvements in cancer-free survival. Biovest has now closed the trial, locked the data through June 30, 2008, unblinded the patient-specific data for the primary endpoint, and it is preparing a detailed clinical report for review by the FDA.

About Accelerated Approval*:

In 1992, the FDA instituted the Accelerated Approval regulation, allowing earlier approval of drugs to treat serious diseases, and that fill an unmet medical need based on a surrogate endpoint.

A surrogate endpoint is a marker - a laboratory measurement, or physical sign - that is used in clinical trials as an indirect or substitute measurement that represents a clinically meaningful outcome, such as survival or symptom improvement. The use of a surrogate endpoint can considerably shorten the time required prior to receiving FDA approval.

Approval of a drug based on such endpoints is given on the condition that post marketing clinical trials verify the anticipated clinical benefit.

The FDA bases its decision on whether to accept the proposed surrogate endpoint on the scientific support for that endpoint. The studies that demonstrate the effect of the drug on the surrogate endpoint must be “adequate and well controlled” studies, the only basis under law, for a finding that a drug is effective.

Use of a surrogate can save valuable time in the drug approval process. For example, instead of having to wait to learn if a drug actually can extend the survival of cancer patients, the FDA might now approve a drug based on evidence that the drug shrinks tumors because tumor shrinkage is considered reasonably likely to predict a real clinical benefit. In this example, an approval based upon tumor shrinkage can occur far sooner than waiting to learn whether patients actually lived longer. The drug company will still need to conduct studies to confirm that tumor shrinkage actually does predict that patients will live longer. These studies are known as Phase 4 confirmatory trials.

If the confirmatory trial shows that the drug actually provides a clinical benefit, then the FDA grants traditional approval for the drug. If the confirmatory trial does not show that the drug provides clinical benefit for patients, FDA has regulatory procedures in place that could lead to removing the drug from the market.

Accelerated Approval under 21 CFR 601.40-43 (“subpart E”) is generally reserved for those therapeutics that offer “meaningful advantage over existing approved therapies”. The Company believes that BiovaxID is an ideal candidate for accelerated approval because of its demonstrated prolongation of cancer-free survival after chemotherapy, the fact that its mechanism of action is unlike any approved therapy, its unparalleled safety profile, and its ability by virtue of extending complete remissions to reduce the frequency of administration of toxic chemotherapy cocktails and monoclonal antibody infusions.

*Source: www.FDA.gov

About BiovaxID®

BiovaxID is a personalized, patient-specific therapeutic vaccine designed to stimulate the patient’s own immune system to recognize and destroy cancerous B-cells that may remain in the body or may arise after the patient has been treated with chemotherapy. Unlike many other approaches to treating non-Hodgkin’s lymphoma, BiovaxID is designed to kill only cancerous B-cells, with the initial indication of follicular non-Hodgkin’s lymphoma. Additionally, we anticipate that BiovaxID could potentially be used to treat other types of B-cell cancers, such as Mantle Cell Lymphoma, Chronic Lymphocytic Leukemia and Multiple Myeloma.

About Biovest International, Inc.

Biovest International, Inc. (OTCBB: BVTI) is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ:ABPI) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID™, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest recently completed a pivotal Phase 3 clinical trial for BiovaxID®, which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA and Orphan Drug status by the EMEA.

For further information, please visit: http://www.Biovest.com

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2554, ext.258 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID®, AutovaxID™, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials, the intent to treat analysis, accelerated approval and all aspects of the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.